                                                                      EXHIBIT 12

                       Dean Foods Company and Subsidiaries

                Computation of Ratio of Earnings to Fixed Charges



                                                                   FISCAL YEARS ENDING MAY
                                               ----------------------------------------------------------------
                                                      1999         1998         1997         1996         1995
                                                      ----         ----         ----         ----         ----
Income (loss) from continuing operations
     before taxes                                 $115,297     $143,730     $124,529     $(15,586)    $100,582
                                               ----------------------------------------------------------------

Fixed charges:
         Interest expense                           39,098       21,101       15,071       16,316       13,298
         Portion of rentals (33%)                   13,916       10,758        8,417        8,735        6,772
                                               ----------------------------------------------------------------

         Total fixed charges                        53,014       31,859       23,488       25,051       20,070
                                               ----------------------------------------------------------------

Earnings from continuing operations before
     taxes and fixed charges                      $168,311     $175,589     $148,017     $  9,465     $120,652
                                               ================================================================

Ratio of earnings to fixed charges                     3.2          5.5          6.3        0.4(*)         6.0
                                               ================================================================


(*) The Fiscal 1996 Ratio of Earnings to Fixed Charges and "Income (Loss) from Continuing Operations before Taxes" includes the effect of a pre-tax special charge to earnings of $102.4 million.